STATEMENT PURSUANT TO RULE 13d-1 (k)(i)


     The undersigned parties hereto hereby consent and agree to file a joint statement on Schedule 13(G) under the Securities Exchange Act of 1934, as amended, on behalf of each of them, with respect to shares of common stock of ROYAL PRECISION, INC. beneficially owned by them, together with any or all amendments thereto, when and if appropriate. The parties hereto further consent and agree to file this Statement pursuant to Rule 13d-1(k)(iii) as an exhibit to such Schedule 13(G)), thereby incorporating the same into such Schedule 13(G).

BERENSON, MINELLA & CO. 1993               BERENSON, MINELLA & CO. 1996
PROFIT SHARING PLAN                          PROFIT SHARING PLAN


By /s/ Gregg Feinstein                     By /s/ Gregg Feinstein
   ----------------------------------         ----------------------------------
   Gregg Feinstein, Authorized Signer         Gregg Feinstein, Authorized Signer

Dated: September 19, 2000                  Dated: September 19, 2000
      -------------------------------            -------------------------------


BERENSON, MINELLA & CO., LLC.


By: /s/ Gregg Feintstein
    ----------------------------------
    Gregg Feinstein, Authorized Signer

Dated: September 19, 2000
      --------------------------------


/s/ Raymond J. Minella
--------------------------------------
Raymond J. Minella

Dated: September 19, 2000
       -------------------------------


/s/ Jeffrey L. Berenson
--------------------------------------
Jeffrey L. Berenson

Dated: September 19, 2000
       -------------------------------